                                STATE OF ALABAMA
                        ALABAMA PUBLIC SERVICE COMMISSION
                                  P.O. BOX 991
                         MONTGOMERY, ALABAMA 36101-0991

[SEAL]

JIM SULLIVAN, PRESIDENT                                    WALTER L. THOMAS. JR.
JAN COOK, ASSOCIATE COMMISSIONER                           SECRETARY
GEORGE C. WALLACE, JR., ASSOCIATE COMMISSIONER




MOBILE GAS SERVICE CORPORATION,     PETITION: FOR APPROVAL TO INCREASE RATES AND
                                    CHARGES AND THEREAFTER FOR THE ADOPTION OF RATE
         PETITIONER                 STABILIZATION AND EQUALIZATION TARIFFS.

                                    DOCKET 28101

                                REPORT AND ORDER

BY THE COMMISSION:

         On May 31, 2001, Mobile Gas Service Corporation ("Mobile Gas") filed a petition with the Alabama Public Service Commission (the "Commission") seeking approval to increase its current rates and charges to Alabama consumers and to adopt Rate Stabilization and Equalization ("RSE"). Pursuant to ALA. CODE Section 37-1-81 (1975), the Commission suspended the proposed tariffs to and through January 1, 2002.

         The Office of the Attorney General timely filed a Notice of Intervention in the proceeding. There were no other petitions to intervene.

         The Energy Division initiated a comprehensive review of the expenses and revenues of Mobile Gas. The company provided additional documentation in response to data requests from the Commission Staff. The Commission Staff issued an Audit Report of Mobile Gas Service Corporation (the "Audit Report"); a redacted version is attached hereto. (1) The audit recommended certain adjustments to Mobile Gas' rate filing. The Attorney General, relying on ALA. CODE Section 37-1-16 (a) (1975), used the Audit Report as the basis of his negotiations, on behalf of Alabama Consumers, with Mobile Gas. The Attorney

--------
(1) The parties accepted the Audit Report in its entirety, with the exception of the allowance for D.O.T. Operator Qualifications. Mobile Gas will expense these costs as incurred rather than include the amount in the rate base and amortize the cost over a five-year period.

                                DOCKET 28101 - #2


General and the Commission Staff met with Mobile Gas over a three-month period to resolve disputed issues concerning the regulatory treatment of the company's expenses and revenues.

         Representatives of the Energy and Advisory Divisions of the Commission Staff, the Attorney General's Office, and Mobile Gas participated in various settlement conferences held in Montgomery, Alabama. As a result of these conferences, the Attorney General's Office and Mobile Gas reached a settlement of the issues presented in the rate portion of the case. According to the settlement, Mobile Gas will be granted additional annual revenue of $7,827,164, calculated utilizing adjustments to the company's operating expenses, revenues, and rate base as recommended in the Audit Report. The rate of return on common equity for Mobile Gas will continue to be 13.6%, the rate that has been in effect since 1991. This Order allows Mobile Gas the ability to earn the same rate of return on common equity allowed by the Commission in the company's last rate case.

         Mobile Gas states that the three major components of the rate adjustment it seeks from the Commission are increased operations and maintenance ("O & M") costs, increased investment in utility plant, and increased taxes. In the six-year period since the company's last rate adjustment, Mobile Gas asserts that O & M costs have risen due to salary adjustments, increased cost of benefits, including health care, and increased maintenance expenses. The company's rate filing reports that it has also incurred costs for the replacement of old mains and meters, new main construction, the addition of new services, and the purchase of new meters. Although the rate adjustment is not itself driven by increases to corporate tax rates, the company will be required to pay approximately 40% of the adjustment for taxes.

         Under the settlement, Mobile Gas will be allowed to amortize and recover certain extraordinary expenses over a five-year period, rather than the three-year period requested by the company. These expenses are:

         (a) $664,191 of bad debt expense incurred during the test year;

         (b) rate case expenses described in the Audit Report; and

         (c) customer information system assessment expenses of $60,000.

                               DOCKET 28101 - #3


As a part of the settlement, Mobile Gas will implement the rate increase at the same time the company reduces its Purchased Gas Adjustment. This will help the company realize its goal of stable, reasonable rates to all customers.

         In its petition, Mobile Gas requested to be placed under a Rate Stabilization and Equalization ("RSE") tariff at the conclusion of the rate case. The Attorney General requested that the Commission defer this part of the case until May 2002. As a part of the evaluation of the appropriateness of RSE for Mobile Gas, the company will, beginning October 1, 2001, timely provide the Commission Staff and the Attorney General's Office with information relevant to the implementation of RSE. The information filed pursuant to the RSE part of the case must comply with the rules, regulations, and directions currently in effect or used by other gas utilities regulated under RSE. Either the Attorney General or the Commission Staff may request data from Mobile Gas during this period. These submissions will provide the basis for discussions between the Commission Staff, the Attorney General's Office, and Mobile Gas concerning the specific terms and provisions of the company's RSE tariff. While the Attorney General has agreed in concept not to oppose the company's regulation under RSE, or any similar regulatory agreement, the Commission will hold a public hearing on the suitability of the company's RSE tariff on or before May 31, 2002.

         Mobile Gas and the Attorney General have agreed to incorporate the rate of return on average common equity developed in the rate case (13.6%) into the company's RSE tariff. RSE requires a range of rate of return on average common equity, and the parties have agreed that the range will be from 13.35% to 13.85%, with a midpoint of 13.6%, if RSE is implemented. The parties have further agreed that the range of the rate of return on average common equity will not be re-litigated in the May 2002 hearing. The settlement between the parties specifically provides that the company's rate of return will be subject to adjustment by the Commission in any future generic proceeding on rates of return, if the generic proceeding would otherwise be applicable to Mobile Gas, or in any proceeding in which the Commission adjusts the rate of return for major utilities subject to RSE.

                                DOCKET 28101 - #4


         A public hearing was held on September 26, 2001 pursuant to Commission notice dated August 23, 2001. At the hearing, representatives of the Attorney General's Office and Mobile Gas presented the settlement to the Commission.

         After careful review of the proposed settlement reached by the parties to this case and the financial data submitted in support of the rate request of Mobile Gas, the Commission deems it in the public interest to enter the following with respect to the revenue requirements and rates and charges of Mobile Gas.

         IT IS THEREFORE ORDERED That:

         1. The schedule of rates and charges filed in this petition on May 31, 2001 is hereby denied.

         2. Mobile Gas shall file a tariff, acceptable to the Attorney General and the Commission Staff, designed to produce additional annual revenues not to exceed $7,827,164.00. This tariff is to be effective for bills rendered on or after October 2, 2001, following the filing of a tariff submitted under the terms of this Order. Mobile Gas shall have the ability to earn the same rate of return on common equity allowed by the Commission under the company's last rate case (Docket 24794).

         3. Mobile Gas shall amortize and recover certain extraordinary expenses over a five-year period beginning October 1, 2001, as follows:

            (a) $664,191 of bad debt expense incurred during the test year;

            (b) rate case expenses described in the Audit Report; and

            (c) customer information system assessment expenses of $60,000.

         4. Mobile Gas shall reduce its Purchased Gas Adjustment on or before October 2, 2001.

         5. The tariff to be filed by Mobile Gas in compliance with this Order is determined to be just and reasonable and is ordered to remain effective, subject to normal changes in the Purchased Gas Adjustment, until further order of this Commission.

                                DOCKET 28101 - #5


         6. Mobile Gas shall, beginning October 1, 2001, timely provide the Commission Staff and the Attorney General's Office with information relevant to the implementation of RSE for the company. The information filed pursuant to the RSE part of the case must comply with the rules, regulations, and directions currently in effect or used by other gas utilities regulated under RSE. These submissions will provide the basis for discussions between the Commission Staff, the Attorney General's Office, and Mobile Gas concerning the specific terms and provisions of the company's RSE tariff. The Commission will hold a public hearing on the suitability of the company's RSE tariff on or before May 31, 2002.

         This Order is effective as of the date hereon.

         DONE in Montgomery,

         Alabama this 3rd day of October, 2001.

                              ALABAMA PUBLIC SERVICE COMMISSION

                              /s/ JIM SULLIVAN
                              Jim Sullivan, President

                              /s/ JAN COOK
                              Jan Cook Commissioner

                              /s/ GEORGE C. WALLACE, JR.
                              George C. Wallace, Jr., Commissioner

ATTEST:  A True Copy

/s/ Walter L. Thomas, Jr.
Walter L. Thomas, Jr., Secretary

                                TABLE OF CONTENTS


     Company                                                                           Page
    Schedule
      CPH-2       Income Statement                                                        1
      A & Y       Normalized and Annualized Revenue                                       2
      A & Y       Other Taxes                                                             3
        B         Pro Forma Cost of Gas                                                   4
        D         Salaries and Wages                                                      5
        D         Payroll Taxes                                                           6
        E         Medical and Group Life Insurance                                        7
        F         Disability Insurance                                                    8
        G         Bad Debt Expense                                                        9
        H         Property and Casualty Insurance                                        10
        I         Transfer of Legislative Expenses                                       11
        J         Transfer of Contributions                                              12
        K         Transfer of Club Dues                                                  13
        L         Customer Information System Assessment                                 14
        M         Post Employment Expense                                                15
        N         AM/FM Maintenance                                                      16
        O         Software Maintenance                                                   17
        P         New Equipment Demonstration Projects                                   18
        Q         Fuel Costs for Fleet Vehicles                                          19
        R         Right of Way Restoration Crew                                          20
        S         School Rate Class at Reduced Margin from Current Rates                 21
        T         D.O.T. Operator Qualifications                                         22
        U         Ad Valorem Tax Expense                                                 23
        V         Depreciation                                                           24
        W         Amortization of Rate Case                                              25
        X         Interest on Customer Deposits                                          26
      CPH-3       Working Capital                                                        27
      CPH-3       Rate Base                                                              28
       ---        Collection, Connection, and Other Fees Revenue                         29
       ---        Summary                                                                30
      CPH-2       Pro Forma Adjustments (Auditor)                                        31
      CPH-2       Income Statement (Auditor)                                             32
      CPH-3       Revenue Requirement (Auditor)                                          33

                                                                INCOME STATEMENT
                                            (Company Exhibit CPH-2, Page 1 of 5)

AS FILED                                       Col. 1       Col. 2        Col. 3
Line                                          Test Year    Pro Forma   Test Year as
No.                                           per Books   Adjustments    Adjusted
----                                          ---------   -----------  ------------
15 Interest on Customer Deposit                       0         2,692         2,692

AS CORRECTED
15 Interest on Customer Deposits                103,167         2,692       105,859

         The audit revealed that the Company's Income Statement filed as Page 1 of 5 of Exhibit CPH-2 omitted the test year expense for Interest on Customer Deposits. Inclusion of the Interest on Customer Deposits has the following impact on the calculation of Net Utility Operating Income and the Required Revenue Increase (Exhibit CPH-3, Page 1 of 8):

AS FILED                                       Col. 1       Col. 2        Col. 3
Line                                          Test Year    Pro Forma   Test Year as
No.                                           per Books    Adjustments    Adjusted
----                                         -----------   -----------  ------------
19 Net Utility Operating Income               8,045,815     (1,811,737)    6,234,138

AS CORRECTED
19 Net Utility Operating Income               8,149,042     (1,811,737)    6,130,971


                            REQUIRED REVENUE INCREASE

Line
No                                                               As Filed               As Corrected
----                                                            ------------           -------------
1    Rate Base                                                  $ 10,887,804           $ 107,887,804
2    Requested Return on Rate Base                                     10.86%                  10.86%
                                                                ------------           -------------
3    Operating Income Require                                     11,716,616              11,716,616
     Less:  Adjusted Test Year Net Utility
4           Operating Income                                       6,234,138               6,130,971
                                                                ------------           -------------
5    Increase Required in Operating Income                         5,482,478               5,585,645
6    Revenue Factor                                                    0.597                   0.597
                                                                ------------           -------------
7    Increase Required in Operating Revenues                    $  9,183,380           $   9,356,189
                                                                ============           =============

                                               NORMALIZED AND ANNUALIZED REVENUE
                                           (Company Work Papers Schedules A & Y)

         Company Proposed Allowance                    $ (6,644,632)
         Audit Modifications                                328,150
                                                       ------------
         Recommended Pro Forma Allowance               $ (6,316,482)
                                                       ============

         The normalized and annualized revenue calculations were performed by W.S. Seelye, a consultant hired by Mobile Gas. Schedule A calculates annualized and normalized therm usage. Schedule Y employs the usage from Schedule A to perform the revenue calculations.

         We were able to trace those therms to W.S. Seelye's Exhibit WSS-2 but were unable to exactly replicate Mr. Seelye's calculations because we don't have access to the model/program used to perform the calculations.

         The audit revealed that the normalized usage calculations were based on the thirty-year historical average (ending 1994) of degree days used in the last rate case. Use of an updated thirty-year average would be more appropriate. The audit also revealed that the calculations performed by Mr. Seelye on Schedule A include an incorrect actual degree day count for the month of May and an inaccurate customer count for the Commercial General rate schedule.

         The audit revealed inaccurate customer counts for Commercial A/C, ResidentialGas Light, and Commercial Gas Light customers on Schedule Y:

                                           Company
                   Rate Schedule          Schedule Y          Adjustments            Auditor
                   -------------          ----------          -----------            -------
           Commercial A/C                        120                 (108)                12
           Residential Gas Light               2,322                  300              2,622
           Commercial Gas Light                7,522               (6,454)             1,068

         Since we were unable to exactly replicate Mr. Seelye's calculations, we requested that he recalculate his annualized and normalized revenue incorporating an updated thirty-year historical average of degree days, corrected actual degree day count, and a corrected customer count.

         Correcting for the degree day and customer counts results in a normalized and annualized revenue of $6,316,482. Mr. Seelye did not use an updated thirty-year historical average of degree days in his recalculation.

                                                                     OTHER TAXES
                                           (Company Work Papers Schedules A & Y)







             Company Proposed Allowance              $ (357,813)
             Audit Modifications                         17,670
                                                     ----------
             Recommended Pro Forma Allowance         $ (340,143)
                                                     ==========



         The Company calculated a pro forma adjustment for "other taxes" based on annualized normalized therm sales. The errors in calculating the normalized and annualized revenue flowed into the pro forma "other taxes" calculation. The recalculation of Schedules A & Y results in a change of $17,670 in the pro forma "other taxes." The usage levels used in calculating this adjustment do not incorporate the updated thirty-year historical average of degree days.

                                                           PRO FORMA COST OF GAS
                                                (Company Work Papers Schedule B)




            Company Proposed Allowance               $ (5,978,522)
            Audit Modifications                           540,433
                                                     ------------
            Recommended Pro Forma Allowance          $ (5,438,089)
                                                     ============



         The Company calculated a pro forma cost of gas based on annualized normalized therm sales. The errors in Schedule A flowed into the pro forma cost of gas calculations on Schedule B. Correcting the usage levels on Schedule A results in a reduction of $540,433 in the pro forma cost of gas on Schedule B. The usage levels used to calculate the pro forma cost of gas do not incorporate the updated thirty-year historical average of degree days.

                                                              SALARIES AND WAGES
                                                (Company Work Papers Schedule D)

                   Company Proposed Allowance            $1,106,679

                   Audit Modifications                     (236,324)
                                                         ----------
                   Recommended Pro Forma Allowance       $  870,355
                                                         ==========

              The Company's annualization of the salaries and wages included the following adjustments:

1.            The hiring of twelve (12) new employees - all non-union

2.            A 3% pay increase for union and non-union employees

3.            The removal of the salaries of salesmen

              The Company, as of this audit date, has hired only three (3) of the new employees so we have eliminated the other nine (9). Wages and salaries are reduced by $268,000 to recognize these nine employees' wages. This reduction of gross payroll dollars will effect the 3% increase and the allocation of the pension and 401 k costs.

              The 3% increase applied to the adjusted annualized wages of $11,664,195 produces an adjustment of $349,926 to payroll dollars and $14,172 to the pension and 401 k costs.

              The annual payroll is charged to various accounts and a study of the test year payroll dollars reveals the following distribution:

                       Utility Expense Accounts                  70.31
                       Non-Utility Accounts                      17.72%
                       Clearing Accounts and Deferred Debts      11.97%

              The distribution of the utility expenses is to the following departments: Distribution, Customer Accounting, Sales, and Administrative and General. Therefore, the annualized salary and wage adjustments to the various payroll departments are as follows:

                                         Company
           Payroll Department           Pro Forma     Adjustments      Auditor
           ------------------          -----------    -----------    -----------
        Distribution                   $   445,443    $   (95,122)   $   350,321
        Customer Accounting                259,554        (55,427)       204,127
        Sales                               99,636        (21,279)        78,357
        Administrative and General         302,046        (64,496)       237,550
                                       -----------    -----------    -----------
                                       $ 1,106,679    $  (236,324)   $   870,355
                                       ===========    ===========    ===========

                                                                   PAYROLL TAXES
                                                (Company Work Papers Schedule D)



              Company Proposed Allowance                $ 80,427
              Audit Modifications                        (16,626)
                                                        --------
              Recommended Pro Forma Allowance           $ 63,801
                                                        ========

         The changes in the annualized wages discussed on page 5 have a direct effect on the payroll taxes. The Company has projected an increase of $80,427 including FICA and Federal and State unemployment taxes. The auditor's salary adjustment reduces these taxes by $16,626 to $63,801.

                                                MEDICAL AND GROUP LIFE INSURANCE
                                                (Company Work Papers Schedule E)

              Company Proposed Allowance             $  309,120
              Audit Modifications                      (166,925)
                                                     ----------
              Recommended Pro Forma Allowance        $  142,195
                                                     ==========

         The Company has projected premium expenses totaling $2,259,317 for health insurance and for dependent coverage life insurance for existing employees for the next year with employees paying $403,139 of the premium and the Company paying the remaining $1,856,178. The Company's test year premium expense of $1,570,025 erroneously included $39,491 of Long Term Disability premium expense. The correct test year medical and group life premium expense is $1,530,534 $(1,570,025-$39,491).

         The projected premium included an increase of 10% for health insurance and 17.5% for life and accidental death and dismemberment insurance. As of the audit date, the Company had reached a settlement with the union and the new premiums have been included in my adjustment. The non-union employees will now pay 25% of their health insurance premiums with union employees paying 20% of their health insurance premiums. These modifications reduce the "projected premium" expense to $2,101,704 with the employees paying $430,430 and the Company's "projected expense" being $1,671,274. This total, less the corrected test year expense of $1,530,534, projects an increase of $140,740.

         The projected increase of $67,668 for coverage of new employees has been reduced by $52,791 to $14,877 because the Company has hired only three new employees instead of the twelve originally assumed.

         The projected increase of $21,872 for life insurance based on payroll increases has been reduced to $17,201 as a result of the elimination of the new employees not hired as of this audit date.

         The application of the utility percentage (82.28%) to the recommended projected increase for the total company provides a pro forma adjustment of $142,195.

                                         Company
           Payroll Department           Pro Forma     Adjustments      Auditor
           ------------------          -----------    -----------     ---------
Projected Premium increase             $   286,153    $  (145,413)    $ 140,740
New Employees - Medical                     67,668        (52,791)       14,877
Payroll Based Increase - Life               21,872         (4,671)       17,201
                                       -----------    -----------     ---------
Total                                  $   375,693    $  (202,875)    $ 172,818
Utility Percentage                           82.28%         82.28%        82.28%
                                       -----------    -----------     ---------
Utility                                $   309,120    $  (166,925)    $ 142,195
                                       ===========    ===========     =========

                                                            DISABILITY INSURANCE
                                                (Company Work Papers Schedule F)

                   Company Proposed Allowance              $  9,471
                   Audit Modifications                        1,573
                                                           --------
                   Recommended Pro Forma Allowance         $ 11,044
                                                           ========

              The Company has calculated a pro forma adjustment for the long-term disability insurance using the following factors:

1.   Projected annual premium increase

2.   Additional payroll increases

3.   Application of utility percentage

              The Company's originally projected annualized premium for long-term disability insurance was based on a projected 10% increase in the rate from $0.36 per hundred payroll dollars to $0.396 per hundred payroll dollars. The Company was initially unable to provide a letter from their insurance carrier substantiating the increase. The Company has since provided a proposal from their insurance carrier containing a renewal rate of $0.42 per hundred payroll dollars. Applying the proposed rate results in an annualized premium of $48,643. This total less the test year premium expense of $39,491 produces a projected premium increase of $9,152.

              The proposed premium rate, applied to the adjusted level of new employees and increase in payroll, changes the increase for additional payroll from $5,269 to $4,270.

              The following schedule outlines these adjustments:

                         Annualized Premium                            $ 48,643
                         LESS: Test Year Expense                         39,491
                                                                       --------
                         Projected Premium Increase                       9,152
                         Increase for Additional Payroll                  4,270
                                                                       --------
                         Total                                         $ 13,422
                         Utility Percentage                               82.28%
                                                                       --------
                         Utility                                       $ 11,044
                                                                       ========

                                                                BAD DEBT EXPENSE
                                                (Company Work Papers Schedule G)

                   Company Proposed Allowance                $   52,158
                   Audit Modifications                         (218,222)
                                                             ----------
                   Recommended Pro Forma Allowance           $ (166,064)
                                                             ==========

         The Company has calculated a pro forma adjustment for bad debt expense to reflect the increased level of bad debt incurred during the test year. The pro forma adjustment was developed using the following factors:

1.     Level of bad debt in excess of that incurred in last rate case
2.     Three year recovery period for excess level of bad debt
3. Application of a regression analysis to project an ongoing level of bad debt

         The test year was an abnormal year due to the sudden increase in billings caused by the higher than normal wholesale gas cost. Charles P. Huffman's prefiled testimony states that "the extremely cold weather experienced in the winter of 20002001 combined with unprecedented natural gas prices caused a significant increase in bad debt expense." The test year bad debts totaled 1.07% of revenues compared to a fourteen year average of 0.37% and a five year average of 0.56%.

         We performed a review of the Company's adjustment for bad debt expense by reviewing methodology, testimony, and history.

         The Company proposed a three year recovery period to recover the difference in bad debt experienced in the test year and the level of bad debt in the last rate case and used a regression analysis to normalize its test year bad debts due to the unusual circumstances.

         We have developed a modification using year ending March 31 historical data to match the timing of the test year rather than year ending September 30 data and excluding test year data from the development of the regression calculation because of its abnormality and its skewing effect on the analysis. Our adjustment also recovers the "under-collection" of bad debt expense over a five-year period to more accurately reflect the timing of rate case filings.

                                                 PROPERTY AND CASUALTY INSURANCE
                                                (Company Work Papers Schedule H)

               Company Proposed Allowance           $  35,546
               Audit Modifications                    (43,739)
                                                    ---------
               Recommended Pro Forma Allowance      $  (8,193)
                                                    =========

         The Company calculated a pro forma adjustment for property and casualty insurance by subtracting the test year expense of $886,177 from the current premiums of $928,443 and multiplying by a utility allocation percentage of 84.10% to determine the portion allocable to Mobile Gas. The 84.10% allocation factor was from the 1995 rate case and was inadvertently left in the Company's current calculations.

         The audit revealed that test year premiums were incorrect due to errors in the General Liability, Surety Bond, and Directors & Officers Liability Policies. The correct test year premium expense is $886,970.

         The current premiums were also corrected to $877,012. The primary correction to the total current premium was the policy for general liability for the period June 1, 2001, through June 1, 2002, which changed from $250,896 to $184,435.

         These adjustments along with correcting the allocation factor to the current factor of 82.28% from the old factor result in a reduction of the pro forma adjustment from $35,546 to $(8,193).

                                                TRANSFER OF LEGISLATIVE EXPENSES
                                                (Company Work Papers Schedule I)

                 Company Proposed Allowance                 $  (3,671)
                 Audit Modifications                          (13,141)
                                                            ---------
                 Recommended Pro Forma Allowance            $ (16,812)
                                                            =========

              The Company has reduced test year expenses by $3,671 to reflect the removal of legislative lobbying expenses. These costs are derived from the monthly expense reports of Mr. Edward Fields, Vice President of Governmental Affairs. The audit revealed two additional incidents of entertainment that were not listed on the Company work paper and which met the Company's criteria for removal as legislative expense.

              The audit also revealed an instance in which a single expense was apparently recovered twice.

              A data response revealed that Ed Fields spent 35 hours on lobbying activities that were not included on Schedule I. The Company declined on constitutional grounds to reveal the specifics of those lobbying efforts.

              We have made an adjustment to the transfer of legislative expense incorporating the following revisions:

1.            Removal of the additional incidents that met Company criteria
2.            Removal of the salary and benefits associated with the 35 hours
3. An adjustment to reflect a portion of Ed Fields' salary and benefits associated with the legislative expenses detailed on Schedule I

                                                       TRANSFER OF CONTRIBUTIONS
                                                (Company Work Papers Schedule J)




              Company Proposed Allowance                  $  (90,104)
              Audit Modifications                            (26,333)
                                                          ----------
              Recommended Pro Forma Allowance             $ (116,437)
                                                          ==========



         The Company has reduced test year expenses by $90,104 to reflect the removal of contributions. The audit revealed additional contributions that were not listed on the Company work paper as well as items that the Company considered to be community development projects rather than contributions. In the staff's opinion, these are contributions and should be removed from the rate case.

                                                           TRANSFER OF CLUB DUES
                                                (Company Work Papers Schedule K)



               Company Proposed Allowance                   $ (15,701)
               Audit Modifications                             (7,044)
                                                            ---------
               Recommended Pro Forma Allowance              $ (22,745)
                                                            =========


         The Company has reduced test year expenses by $15,701 to reflect the removal of country, civic, and dinner club dues. The audit searched all accounts for the dues function code and revealed additional amounts totaling $7,044 that were not listed on the Company work paper and should be removed from the rate case.

         It is the Commission's policy not to require ratepayers to pay these charges.

                                          CUSTOMER INFORMATION SYSTEM ASSESSMENT
                                                (Company Work Papers Schedule L)



         Company Proposed Allowance              $ 100,000
         Audit Modifications                       (88,000)
                                                 ---------
         Recommended Pro Forma Allowance         $  12,000
                                                 =========

         The Company intends to contract with a consulting firm to evaluate whether the best course of action is to continue to upgrade its customer information system or replace it. The Company anticipated the assessment to cost approximately $100,000 prior to receiving bids for the contract. The Company's most favorable bid results in an assessment cost of $60,000.

         The cost of the assessment should be amortized over a five-year period to better reflect the actual timing of rate case filings.

         The revised cost of the assessment combined with the more accurate amortization period results in a reduction of the pro forma adjustment from $100,000 to $12,000.

                                                        POST EMPLOYMENT EXPENSES
                                                (Company Work Papers Schedule M)


               Company Proposed Allowance                $ 106,717
               Audit Modifications                          (5,425)
                                                         ---------
               Recommended Pro Forma Allowance           $ 101,292
                                                         =========

         Under SEAS 112, the Company is required to record the expected future costs of providing health insurance premiums for employees who become disabled. This adjustment is to adjust post employment expense in the test year to reflect a three-year average cost.

         The audit modification corrects the calculation of the three-year average cost.

                                                               AM/FM MAINTENANCE
                                                (Company Work Papers Schedule N)

              Company Proposed Allowance              $  106,120
              Audit Modifications                       (106,120)
                                                      ----------
              Recommended Pro Forma Allowance         $        0
                                                      ==========


         The Company has calculated a pro forma adjustment for AM/FM maintenance to reflect the initial cost of updating its Automated Mapping and Facilities Management (AM/FM) system and the ongoing annual maintenance expense of the system.
         The projected initial cost of $250,000 is amortized over a five year period. The staff agrees that the five year period is appropriate and accurately reflects the timing of rate case filings. However, the Company has failed to provide adequate documentation substantiating the $250,000 projected initial cost.
         The ongoing annual maintenance expense is comprised of the salaries of two contract employees - one to perform data entry and one to maintain the database. The Company stated that it intends to use a contract employee currently under contract to work on various system development projects to perform the database maintenance.

                                                            SOFTWARE MAINTENANCE
                                                (Company Work Papers Schedule O)

               Company Proposed Allowance            $  51,800
               Audit Modifications                     (24,405)
                                                     ---------
               Recommended Pro Forma Allowance       $  27,395
                                                     =========


         The Company proposed a pro forma adjustment of $51,800 to reflect annual software maintenance costs that will be incurred in the future but were not incurred in the test year.

         The audit revealed that $21,500 of this amount had been expensed during the test year and $3,500 had been capitalized. The audit also revealed that the cost associated with the mobility software was understated by $595. The modification corrects for these items.

                                            NEW EQUIPMENT DEMONSTRATION PROJECTS
                                                (Company Work Papers Schedule P)

              Company Proposed Allowance             $ 100,000
              Audit Modifications                     (100,000)
                                                     ---------
              Recommended Pro Forma Allowance        $       0
                                                     =========

         The Company has not provided adequate documentation substantiating this expense and supporting its inclusion in base rates. The only documentation provided references three potential future project proposals - two for the Mobile County Public School System and one for the RSA Tower/Battle House Hotel Project. It is the staff's position that the costs for these demonstration projects are not known and measurable and should be excluded from the rate case.

                                                   FUEL COSTS FOR FLEET VEHICLES
                                                (Company Work Papers Schedule Q)

              Company Proposed Allowance             $  20,872
              Audit Modifications                      (20,872)
                                                     ---------
              Recommended Pro Forma Allowance        $       0
                                                     =========


         The Company proposed a pro forma adjustment to reflect an increased fuel cost for its fleet vehicles. As of the audit date, the Company's fuel cost estimate is far above actual fuel cost. It is the staffs position that due to the falling gasoline prices this adjustment should be removed.

                                                   RIGHT OF WAY RESTORATION CREW
                                                (Company Work Papers Schedule R)

              Company Proposed Allowance             $  92,158
              Audit Modifications                      (92,158)
                                                     ---------
              Recommended Pro Forma Allowance        $       0
                                                     =========

         The Company has proposed a new two-man crew to more efficiently comply with the City of Mobile's new Right of Way Ordinance. As of this audit date, the two-man crew had not been established and neither of the proposed employees has been hired.

         It is the Commission's policy that employees not yet hired be excluded from test year expenses.

                          SCHOOL RATE CLASS AT REDUCED MARGIN FROM CURRENT RATES
                                                (Company Work Papers Schedule S)


              Company Proposed Allowance             $ (91,771)
              Audit Modifications                        3,449
                                                     ---------
              Recommended Pro Forma Allowance        $ (88,322)
                                                     =========

         The Company calculated an adjustment to reflect the reduction of margin due to the new school rate class approved by the Commission at its August 2001 meeting. The audit revealed that this calculation includes an understated customer count and an inaccurate rate schedule shift effect. Based on information provided in Informal Docket U-4340, the margin impact of the new school rate class is $88,322.

                                                   D.O.T OPERATOR QUALIFICATIONS
                                                (Company Work Papers Schedule T)

              Company Proposed Allowance             $  40,000
              Audit Modifications                      (13,733)
                                                     ---------
              Recommended Pro Forma Allowance        $  26,267
                                                     =========

         The Company calculated an adjustment to reflect the costs associated with complying with new D.O.T Operator Qualification requirements. The audit revealed that these costs will consist of the allocated salary of Brad Pitt.

         Data responses indicate that the Company will incur $76,000 in initial compliance costs for the year ending October 2002 and $20,000 in annual requalification costs thereafter. Company Work Paper Schedule T shows that $1,000 of this cost is included in test year expenses.

         Subsequently provided data indicate that the Company will incur an incremental expense of $44,132 in initial compliance costs for the year ending October 2002 and $25,256 in annual requalification costs thereafter. The new data show that $1,050 of this cost is included in test year expenses.

         Further investigation revealed errors in the original budget used to calculate the initial compliance cost. Correcting for the errors results in a net incremental initial compliance cost of $39,601.

         The initial compliance costs should be amortized over a period of five years to better reflect the timing of rate case filings.

         Additional discussions with the Company revealed that the $25,256 in annual requalification costs included Bay Gas employees. Removal of those employees was reflected in the initial compliance cost estimate by using a factor of 96(degree)/a to allocate cost to Mobile Gas. Using the same 96% for the annual requalification cost results in a cost of $24,246.

         The amortization of the initial cost and the annual requalification expense results in a total annual cost of $27,317. The appropriate adjustment, therefore, is $26,267 to account for the $1,050 already included in test year expenses.

              Initial compliance cost          $ 39,601      (Year 1)
              Requalification cost               96,984      ($25,256/yr x 96% for years 2-5)
                                               --------
              Five-year total cost              136,585      (initial + requalification)
              Recovery period                   5 years
                                               --------
              Annual recovery                    27,317
              LESS: Test year expense             1,050
                                               --------
              Audit proposed recovery          $ 26,267
                                               ========

                                                          AD VALOREM TAX EXPENSE
                                                (Company Work Papers Schedule U)




              Company Proposed Allowance             $ 294,773
              Audit Modifications                      (66,683)
                                                     ---------
              Recommended Pro Forma Allowance        $ 228,090
                                                     =========


         The Company negotiated with the tax assessors and was able to reduce the Company's assessed value down from $26,780,000 to $25,660,000. The lower assessment resulted in a decrease of $66,683 in ad valorem tax.

         $217,651 of the increased ad valorem tax expense during the test year was due to increases in tax rates.

                                                                    DEPRECIATION
                                                (Company Work Papers Schedule V)




                  Company Proposed Allowance         $ 282,978
                  Audit Modifications                        0
                                                     ---------
                  Recommended Pro Forma Allowance    $ 282,978
                                                     =========


         Projected depreciation expense calculated on the basis of rates approved in Docket 19323 applied to March plant balances is $5,964,969. Projected depreciation expense less test year depreciation expense results in a pro forma adjustment of $282, 978.

         We reviewed the depreciation rates and confirmed that they were in compliance with those previously approved by the Commission.

                                                       AMORTIZATION OF RATE CASE
                                                (Company Work Papers Schedule W)


                  Company Proposed Allowance         $  71,475
                  Audit Modifications                  (36,623)
                                                     ---------
                  Recommended Pro Forma Allowance    $  34,852
                                                     =========

         Mobile Gas' estimated cost of preparing, filing, and hearing this rate case was based on the cost of the 1995 rate case filing, less the cost of the depreciation study, adjusted for inflation. The Company did not incur any rate case expense in the test year and proposes to recover these costs over a three year period.

         The Company has not sponsored a cost of capital witness in this rate case. Therefore, the costs associated with the cost of capital witness in the 1995 rate case should be removed in order to develop a projection of the current rate case. The Company has incurred costs of $15,976 related to a cost of capital consultant and this amount has been included in the development of an adjusted projected rate case expense.

         This projection will require further revision depending on the resolution process of this rate case - whether it be through a negotiated settlement or a formal hearing.

         The cost of the rate case should be amortized over a five-year period to more accurately reflect the timing of rate case filings.

              Actual Cost of 1995 Rate Case                      $ 217,657
              LESS:  Cost of Depreciation Study                     34,022
                     Cost of Cost of Capital Testimony              48,078
                                                                 ---------
              Adjusted Cost of 1995 Rate Case                      135,557
              Estimated Increase Based on CPI                     1.167661
                                                                 ---------
              Projected Cost of 2001 Rate Case                     158,285
              Actual Cost of 2001 Cost of Capital Consultant        15,976
                                                                 ---------
              Adjusted Projected Cost of 2001 Rate Case            174,261
              Amortized Over Five-year Period                            5
                                                                 ---------
              Pro Forma Adjustment                               $  34,852
                                                                 =========

                                                   INTEREST ON CUSTOMER DEPOSITS
                                                (Company Work Papers Schedule X)



              Company Proposed Allowance                  $ 2,692
              Audit Modifications                               0
                                                          -------
              Recommended Pro Forma Allowance             $ 2,692
                                                          =======

         The Company made an adjustment to account for a higher level of customer deposits than during the test year.

                                                                 WORKING CAPITAL
                                            (Company Exhibit CPH-3, Page 4 of 8)

                                                                   Col. 1         Col. 2         Col. 3
        Line                                                       Test Year       Audit        Test Year
        No.   Description                                          As Filed      Pro Forma     as Adjusted
        ----  -----------                                         -----------   -----------    -----------
          1   Operations & Maint. (Exl. Purch. Gas), 45 day lag   $ 2,400,220   $   111,894    $ 2,512,114
          2   Purchased Gas Cost, 15 day lag                        2,220,520      (226,587)     1,993,933
          3   Average Financed Merchandise Receivables              8,542,512                    8,542,512
          4   Average Bank Balances                                   719,798                      719,798
          5   Average Inventory                                     2,044,670                    2,044,670
          6   Prepayments Other Than Taxes                            790,090                      790,090
          7   Average Prepaid Taxes                                   690,706                      690,706
          8   Gas Stored Underground                                1,651,603                    1,651,603
                                                                  -----------   -----------    -----------
          9        Subtotal                                        19,060,119      (114,693)    18,945,426
                                                                  -----------   -----------    -----------
         10   Deduct:
         11   Average Accrued Taxes                                 3,648,077                    3,648,077
         12   Average Post Retirement Health & Life Insurance         982,143                      982,143
         13   Average Post Employment Benefits                        515,385                      515,385
         14   Average Pension                                         756,387                      755,387
                                                                  -----------   -----------    -----------
         15        Subtotal                                         5,900,992             0      5,900,992
                                                                  ===========   ===========    ===========
         16   Total Working Capital                               $13,159,127   $  (114,693)   $13,044,434
                                                                  -----------   -----------    -----------

         The recommended pro forma adjustments in items previously reviewed in this report flow directly into the calculation of the Allowance for 45-Day Lag on Operation and Maintenance Expense and a 15-Day Lag on Purchased Gas Costs (Exhibit CPH-3, Page 5 of 8). This change is then used in the calculation of Working Capital (Exhibit CPH-3, Page 4 of 8)

       ALLOWANCE FOR OEM & PURCH. GAS LAG                              Col. 1       Col. 2          Col. 3

       Line                                                           Test Year      Audit         Test Year
       No.    Description                                              As Filed     Pro Forma     as Adjusted
       ----   -----------                                            -----------   -----------    -----------
          1   Operations 8 Maint. Expenses - Utility Gas:
          2     Distribution Expense                                 $ 5,337,729   $   401,183    $ 5,738,912
          3     Customer Accounts Expense                              4,772,363        50,063      4,822,426
          4     Sales Expense                                          2,547,369        78,357      2,625,726
          5     Administration & General Expense                       5,613,225       365,546      5,978,771
                                                                     -----------   -----------    -----------
          6         Subtotal                                          18,270,686       895,149     19,165,835
          7     Purchased Gas Expense                                 53,292,471    (5,438,089)    47,854,382
                                                                     -----------   -----------    -----------
          8   Total Operation & Maint. Expenses - Utility Gas        $71,563,157   $(4,542,940)   $67,020,217
                                                                     ===========   ===========    ===========
          9   Operations & Maint. Expenses - Utility M&J/Financing
         10     Customer Accounts Expense                                372,998                      372,998
         11     Sales Expense                                            489,338                      489,338
         12     Administration & General Expense                          68,737                       68,737
                                                                     -----------   -----------    -----------
         13   Total O&M Expense - Utility M&J/Financing                  931,073             0        931,073
                                                                     -----------   -----------    -----------
         14   Total 08M Expense, Excluding Purch. Gas-Utility        $19,201,759   $   895,149    $20,096,906
                                                                     ===========   ===========    ===========
         15   Working Capital Allowance:
         16     Operation & Maintenance, 1/8 of line 14                2,400,220       111,894      2,512,114
         17     Purchased Gas Cost, 1 /24 of line 7                    2,220,520      (226,587)     1,993,933
                                                                     -----------   -----------    -----------
         18         Total                                            $ 4,620,740   $  (114,693)   $ 4,506,046
                                                                     ===========   ===========    ===========

                                                                       RATE BASE
                                            (Company Exhibit CPH-3, Page 2 of 8)

                                                     Col. 1         Col. 2          Col. 3

       Line                                          Test Year       Audit         Test Year
       No.    Description                             As Filed      Pro Forma     as Adjusted
       ----   -----------                           ------------   -----------    ------------

          1   Total Utility Plant                   $153,065,205                  $153,065,205
          2   Less: Accumulated Depreciation          50,266,880                    50,266,880
                                                    ------------   -----------    ------------
          3   Net Utility Plant                      102,798,325                   102,798,325
                                                    ------------   -----------    ------------
          4   Add:
          5        Working Capital                    13,159,127      (114,693)     13,044,434
          6   Deduct:
          7        Deferred Taxes                      6,216,877                     6,216,877
          8        Deferred ITC                          353,025                       353,025
          9        Customer Deposits                   1,512,271                     1,512,271
                                                    ------------   -----------    ------------
         10   Total Rate Base                       $107,875,279   $  (114,693)   $107,760,586
                                                    ============   ===========    ============

         We reviewed the components of the rate base calculation. Utility Plant, Bank Balances, Financed Merchandise Receivables, Inventory, Prepayments Other Than Taxes, Prepaid Taxes, Gas Stored Underground, and Accrued Taxes were verified to monthly reports submitted to the Commission.

         The Working Capital component reflects the changes discussed on page
27.

         The Company Rate Base calculation on Page 2 of 8 of Exhibit CPH-3 is labeled as being as of Twelve Months Ended February 28, 1995. The Company recognized that this sheet was mislabeled. The numbers used for the rate base calculation are from the current test year.

                                  COLLECTION, CONNECTION, AND OTHER FEES REVENUE



              Company Proposed Allowance               $       0
              Audit Modifications                        357,462
                                                       ---------
              Recommended Pro Forma Allowance          $ 357,462
                                                       =========


         The Commission approved the following new fee structure for Mobile Gas in Informal Docket U-4341:

                                                         Old           New
                                                       -------       -------
         Collection Fee                                $  5.00       $  7.50
         Reconnect Fee                                 $ 20.00       $ 50.00
         Returned Check Charge                         $  5.00       $ 20.00
         After Hours Reconnect Surcharge               $  0.00       $ 25.00
         Other Fees                                                  Actual Cost

         We have made an adjustment to collection, reconnect, and returned check revenue by applying the new fee structure to the calculated number of charged occurrences based a three-year average ending March 31, 2001. Since there was no after hours reconnect surcharge in effect prior to the approval of Informal Docket U-4341, the after hours reconnect surcharge revenue was calculated based on 50% of the estimated after hours reconnects performed in fiscal year 2000.

               Collection Fee                             $   53,867
               Reconnect Fee                                 244,255
               Returned Check Charge                          33,515
               After Hours Reconnect Surcharge                25,825
                                                          ----------
               Total                                      $  357,462
                                                          ==========

                                                                         SUMMARY

                                                      Company                     Audit
                                                 Originally Filed             Recommendation      Adjustment
                                                 ----------------             --------------      ----------
Normalized and Annualized Revenue                      (6,644,632)                (6,316,482)        328,150
Other Taxes                                              (357,813)                  (340,143)         17,670
Pro Forma Cost of Gas                                  (5,978,522)                (5,438,089)        540,433
Salaries and Wages                                       1,106,679                    870,355      (236,324)
Payroll Taxes                                               80,427                     63,801       (16,626)
Medical and Group Life Insurance                           309,120                    142,195      (166,925)
Disability Insurance                                         9,471                     11,044          1,573
Bad Debt Expense                                            52,158                  (166,064)      (218,222)
Property and Casualty Insurance                             35,356                    (8,193)       (43,549)
Transfer of Legislative Expenses                           (3,671)                   (16,812)       (13,141)
Transfer of Contributions                                 (90,104)                  (116,437)       (26,333)
Transfer of Club Dues                                     (15,701)                   (22,745)        (7,044)
Customer Information System Assessment                     100,000                     12,000       (88,000)
Post Employment Expense                                    106,717                    101,292        (5,425)
AM/FM Maintenance                                          106,120                          0      (106,120)
Software Maintenance                                        51,800                     24,595       (27,205)
New Equipment Demonstration Projects                       100,000                          0      (100,000)
Fuel Costs for Fleet Vehicles                               20,872                          0       (20,872)
Right of Way Restoration Crew                               92,158                          0       (92,158)
School Rate at Reduced Margin                             (91,771)                   (88,322)          3,449
D.O.T. Operator Qualifications                              40,000                     26,267       (13,733)
Ad Valorem Tax Expense                                     294,773                    228,090       (66,683)
Depreciation                                               282,978                    282,978              0
Amortization of Rate Case                                   71,475                     34,852       (36,623)
Interest on Customer Deposits                                2,692                      2,692              0
Working Capital                                         13,171,652                 13,044,434      (127,218)
Rate Base                                              107,887,804                107,760,586      (127,218)
Collection, Connection, & Other Fees                             0                    357,462        357,462

                                                 PRO FORMA ADJUSTMENTS (AUDITOR)
                                            (Company Exhibit CPH-2, Page 2 of 5)

                                             Col. 1       Col. 2       Col. 3     Col. 4    Col. 5      Col. 6     Col. 7

Line                                         Company      Revenue     Purchased   Distrib.  Accounts    Sales     Admin. &
No.  Description                             Schedule     Gas Sales       Gas     Expenses  Expenses   Expenses   General
---- -----------                             ---------  -----------  -----------  --------  --------   --------  ----------
1    Normalized & Annualized Revenue         A, Y, & B   (6,316,482)  (5,438,089)
         at Pro Forma Cost of Gas
2    Annualization of Salaries and Wages         D                                 350,321   204,127     78,357    237,550
3    Medical & Group Life Insurance              E                                                                 142,195
4    Disability Insurance                        F                                                                  11,044
5    Property & Casualty Insurance               H                                                                  (8,193)
6    Transfer of Legislative Expenses            I                                                                 (16,812)
7    Transfer of Contributions                   J                                                                (116,437)
8    Transfer of Club Dues                       K                                                                 (22,745)
9    Post Employment Expense                     M                                                                 101,292
10   Software Maintenance                        O                                  24,595                           2,800
11   Customer Information System Assessment      L                                            12,000
12   AM/FM Maintenance                           N                                       0
13   New Equipment Demonstration Projects        P                                       0
14   Operator Qualification Training             T                                  26,267
15   Increased Fuel Costs for Fleet Vehicles     Q                                       0
16   Right of Way Restoration Crew               R                                       0
17   School Rate Class at Reduced Margin         S          (88,322)
         from Current Rates
18   Bad Debts Expense                           G                                          (166,064)
19   Ad Valorem Tax Expense                      U
20   Depreciation                                V
21   Interest on Customer Deposits               X
22   Amortization of Rate Case                   W                                                                  34,852
     Collection, Connection, & Other Fees
23   Revenue                                    ----
                                                        -----------  -----------  --------  --------   --------  ----------
24   Total Pro Forma Adjustments                        $(6,404,804) $(5,438,089) $401,183  $  5,063   $ 78,357  $ 365,546
                                                        ===========  ===========  ========  ========   ========  =========

                                                Col. 8     Col. 9    Col. 10   Col. 11

Line                                            Deprec.     Other                Other
No.  Description                                Expense     Taxes    Interest   Revenue
---- -----------                               ---------  ---------  --------  --------
1    Normalized & Annualized Revenue                       (340,143)
         at Pro Forma Cost of Gas
2    Annualization of Salaries and Wages                     63,801
3    Medical & Group Life Insurance
4    Disability Insurance
5    Property & Casualty Insurance
6    Transfer of Legislative Expenses
7    Transfer of Contributions
8    Transfer of Club Dues
9    Post Employment Expense
10   Software Maintenance
11   Customer Information System Assessment
12   AM/FM Maintenance
13   New Equipment Demonstration Projects
14   Operator Qualification Training
15   Increased Fuel Costs for Fleet Vehicles
16   Right of Way Restoration Crew
17   School Rate Class at Reduced Margin
         from Current Rates
18   Bad Debts Expense
19   Ad Valorem Tax Expense                                 228,090
20   Depreciation
21   Interest on Customer Deposits                                      2,692
22   Amortization of Rate Case
     Collection, Connection, & Other Fees                                       357,462
23   Revenue
24   Total Pro Forma Adjustments               $ 282,978    (48,252) $  2,692  $357,462
                                               =========  =========  ========  ========

                                                      INCOME STATEMENT (AUDITOR)
                                            (Company Exhibit CPH-2, Page 1 of 5)

                                                           Col. 1        Col. 2         Col. 3

Line                                                      Test Year       Audit        Test Year
No.    Description                                         As Filed     Pro Forma     as Adjusted
----   -----------                                       -----------   -----------    -----------
   1   Operating Revenues:
   2      Gas Sales and Transportation                   $93,427,374   $(6,404,804)   $87,022,570
   3      Merchandise Sales and Financing Revenues         4,208,194     4,208,194
   4      Other Operating Revenues                           742,843       357,462      1,100,305
                                                         -----------   -----------    -----------
   5         Total Operating Revenues                     98,378,411    (6,047,342)    92,331,069
                                                         -----------   -----------    -----------
   6   Expenses Other Than Income Tax
   7      Purchased Gas                                   53,292,471    (5,438,089)    47,854,382
   8      Distribution Expense                             5,337,729       401,183      5,738,912
   9      Customer Accounts Expense                        4,772,363        50,063      4,822,426
  10      Sales Expense                                    2,547,369        78,357      2,625,726
  11      Administration & General Expenses                5,613,225       365,546      5,978,771
  12      Provisions for Depreciation                      5,681,991       282,978      5,964,969
  13      Taxes Other Than Income Taxes                    6,717,647       (48,252)     6,669,395
  14      Merchandise Sales and Financing Expenses         3,614,417     3,614,417
  15      Interest on Customer Deposits                      103,167         2,692        105,859
                                                         -----------   -----------    -----------
  16         Total Expenses Other Than Income Taxes       87,680,379    (4,305,522)    83,374,857
                                                         -----------   -----------    -----------
  17   Utility Operating Income Before Operating Taxes    10,698,032    (1,741,820)     8,958,212
  18   Income Taxes                                        2,755,324      (829,095)     1,928,229
                                                         -----------   -----------    -----------
  19   Net Utility Operating Income                      $ 7,942,708   $  (912,725)   $ 7,029,983
                                                         ===========   ===========    ===========

           We have developed the above Audit-adjusted Income Statement reflecting the pro forma adjustments we have recommended and correcting for the exclusion of Interest on Customer Deposits in the original filing.

                                                   REVENUE REQUIREMENT (AUDITOR)
                                            (Company Exhibit CPH-3, Page 1 of 8)



Calculation of Required Revenue Increase

             Line
              No.    Description                                                  Amount
             -----   -----------                                                  ------
               1     Rate Base                                                 $107,760,586
               2     Requested Return on Rate Base                                    10.86%
                                                                               ------------
               3     Operating Income Required                                   11,702,800
               4     Less: Adjusted Test Year Net Utility Operating Income        7,029,983
                                                                               ------------
               5     Increase Required in Operating Income                        4,672,817
               6     Revenue Factor                                                   0.597
                                                                               ------------
               7     Increase Required in Operating Revenues                   $  7,827,164
                                                                               ============

         We have developed the above Audit-adjusted Revenue Requirement reflecting the Audit- adjusted Net Utility Income calculated on page 32 and the Audit-adjusted Rate Base calculated on page 28. The audit pro forma adjustments result in a revenue requirement of $7,827,164 which is $1,356,216 less than the Company's originally filed request of $9,183,380 and $1,529,025 less than the $9,356,189 revenue requirement calculation using the corrected income statement on page 1.